Exhibit 99.1

PRESS RELEASE	Contact: Peter G. Wiese
FOR IMMEDIATE RELEASE	Executive Vice President & CFO
(530) 898-0300

TRICO BANCSHARES ANNOUNCES QUARTERLY CASH DIVIDEND

Chico, CA – (August 27, 2021) – The Board of Directors of TriCo Bancshares (NASDAQ: TCBK) (the “Company”), parent company of Tri Counties Bank, declared a quarterly cash dividend of $0.25 (twenty-five cents) per share on its common stock, no par value on August 26, 2021. The dividend is payable on September 24, 2021 to holders of record on September 10, 2021.

Established in 1975, Tri Counties Bank is a wholly-owned subsidiary of TriCo Bancshares (NASDAQ: TCBK) headquartered in Chico, California, providing a unique brand of customer Service with Solutions available in traditional stand-alone and in-store bank branches in communities throughout Northern and Central California. Tri Counties Bank provides an extensive and competitive breadth of consumer, small business and commercial banking financial services, along with convenient around-the-clock ATM, online and mobile banking access. Brokerage services are provided by Tri Counties Advisors through affiliation with Raymond James Financial Services, Inc. Visit www.TriCountiesBank.com to learn more.